UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2017

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 20, 2017, MVB Financial Corp. (the “Company”) issued a press release announcing the completion of its previously announced rights offering (the “Rights Offering”). The Company sold 434,783 shares of its common stock in the Rights Offering at $11.50 per share, resulting in approximately $5.0 million in new capital. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

d) Exhibits.

5.1    Opinion of Spilman Thomas & Battle, PLLC.

23.1    Consent of Spilman Thomas & Battle, PLLC (included in Exhibit 5.1).

99.1    Press release of MVB Financial Corp., dated April 20, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Donald T. Robinson
Donald T. Robinson
Executive Vice President and
Chief Financial Officer
Date:  April 20, 2017

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

5.1	Opinion of Spilman Thomas & Battle, PLLC.	Filed herewith

23.1	Consent of Spilman Thomas & Battle, PLLC.	Included in Exhibit 5.1

99.1	Press release of MVB Financial Corp. dated on April 20, 2017.	Filed herewith